UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

September 25, 2017
Date of report (Date of earliest event reported)

PIPER JAFFRAY COMPANIES
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-31720	30-0168701
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

800 Nicollet Mall, Suite 1000 Minneapolis, Minnesota	55402
(Address of Principal Executive Offices)	(Zip Code)

(612) 303-6000
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.06    Material Impairments.

On September 25, 2017, Piper Jaffray Companies (the “Company”) concluded that it will be required to record a noncash impairment charge to reduce the carrying value of the goodwill associated with the Company’s Asset Management segment. The Company identified goodwill impairment indicators in the third quarter of its fiscal year ending December 31, 2017 (“fiscal 2017”) necessitating a full impairment testing of goodwill. The Company’s Asset Management segment has experienced declining profitability in fiscal 2017 as decreases in revenues relating to higher margin product offerings have not been fully offset by new revenues on assets gained in lower margin product offerings. Company management believes the shift in revenue mix is attributable, in part, to the extended cycle of investors favoring passive investment vehicles over active management. The Company estimates that the impairment charge will be in the range of $100.0 to $114.4 million on a pre-tax basis. The impairment will not result in any current or future cash expenditures.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PIPER JAFFRAY COMPANIES

Date: September 27, 2017	By	/s/ Debbra L. Schoneman
Debbra L. Schoneman
Chief Financial Officer